UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2026

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
116 New Montgomery Street
San Francisco, California 94105-3607
(Address, including zip code, of principal executive offices)
(415) 638-9950
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On August 17, 2026, the Human Capital and Compensation Committee of the Board of Directors (the “Compensation Committee”) of Unity Software Inc. (the “Company”) approved the grant of a special award of 880,000 performance-based, price-vesting restricted stock units (“PPSUs”) to Matthew Bromberg, the Company’s President and Chief Executive Officer (“CEO”).
The PPSUs are issued pursuant to the Company’s 2020 Equity Incentive Plan (the “Plan”) and are subject to a five-year performance period beginning on August 17, 2026 and ending on August 17, 2031 (the “Performance Period”). For purposes of vesting, the PPSUs will be divided into three vesting tranches, each covering approximately one-third of the total number of PPSUs granted. Each vesting tranche is subject to satisfaction of a continued service requirement and a stock price hurdle. The vesting date for a particular vesting tranche will be the date during the Performance Period on which both the applicable continued service requirement and the applicable stock price hurdle are satisfied with respect to such vesting tranche. For the continued service requirement to be satisfied with respect to a particular vesting tranche, Mr. Bromberg must remain in continuous service as the Company’s CEO through the applicable end date for such vesting tranche as follows: (i) August 17, 2027 for the first vesting tranche, (ii) August 17, 2028 for the second vesting tranche, and (iii) August 17, 2029 for the third vesting tranche. The stock price hurdle for a particular vesting tranche will be satisfied if during the Performance Period, the volume-weighted average trading price of Unity’s common stock on the New York Stock Exchange equals or exceeds the applicable stock price hurdle for such vesting tranche for a period of 30 consecutive calendar days (the “VWAP Requirement”). The stock price hurdles are as follows: (i) $50.00 with respect to the first vesting tranche, (ii) $60.00 with respect to the second vesting tranche, and (iii) $75.00 with respect to the third vesting tranche.
Except as otherwise provided below, in general, upon Mr. Bromberg’s termination of employment for any reason, any PPSUs that have not vested as of such termination will be forfeited for no consideration.
•Upon an involuntary termination by the Company without Cause (as defined in the Company’s CEO Severance Plan, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2024 (the “Severance Plan”)) other than during the Change in Control Period (as defined in the Severance Plan), any PPSUs belonging to a vesting tranche for which the stock price hurdle was achieved as of the termination date and with respect to which Mr. Bromberg would have satisfied the continued service requirement had he remained CEO for 12 months following the termination date, will vest as of such termination date.
•If, other than during the Change in Control Period, Mr. Bromberg experiences a material diminution in his role at the Company without his consent such that he is no longer serving as the Company’s CEO, and as a result of which, Mr. Bromberg resigns for Good Reason (as defined in the PPSU Agreement), any PPSUs belonging to a vesting tranche for which the stock price hurdle was achieved as of the date of such role change and with respect to which Mr. Bromberg would have satisfied the continued service requirement had he remained CEO for 12 months following such date, will vest as of Mr. Bromberg’s termination date.
•Upon a termination due to death or disability, any outstanding and unvested PPSUs will be deemed to have satisfied the continued service requirement and any PPSUs belonging to a vesting tranche for which the stock price hurdle was achieved as of such termination date will vest as of the termination date, and any PPSUs belonging to a vesting tranche for which the stock price hurdle had not been achieved as of such termination date will remain outstanding and eligible to vest for six months following termination and will vest to the extent that an applicable stock price hurdle is achieved during such six-month post-termination period.

In the event that a Change in Control (as defined in the Plan) occurs during the Performance Period, the PPSUs subject to a vesting tranche will be eligible to vest following the Change in Control subject only to the continued service requirement, but only to the extent that (i) the stock price hurdle for such vesting tranche has been satisfied prior to the date of the Change in Control, or (ii) the per-share transaction price in connection with such Change in Control has satisfied the stock price hurdle for such vesting tranche, without regard to the VWAP Requirement. If the per-share transaction price falls between two stock price hurdles, the number of PPSUs eligible to vest following the Change in Control (“Eligible Vesting PPSUs”) will be determined using linear interpolation between such stock price hurdles, rounded up to the nearest whole PPSU. Any PPSU that is not an Eligible Vesting PPSU will be forfeited without consideration as of the date of such Change in Control. If Mr. Bromberg experiences a Qualified Termination Event (as defined in the Severance Plan) during the three months before or 12 months following the Change in Control, any Eligible Vesting PPSUs will become fully vested as of the date of the Qualified Termination Event, or if later, the date of the Change in Control.
The foregoing summary is not complete and is qualified in its entirety by the form of the PPSU Grant Notice and Award Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K (the “PPSU Agreement”).
Item 7.01    Regulation FD Disclosure.
The Compensation Committee approved the award of PPSUs, in consultation with the Board of Directors and its independent compensation consultant, to support leadership retention and to reinforce the CEO’s focus on sustained long-term stockholder value creation. The award is intended to align the CEO’s interests with the multi-year execution of the Company’s strategy to integrate its creation and monetization platforms into a single AI-driven system, deepen the competitive advantage based on the Company’s runtime data, and build on the Company’s recent progress on revenue growth and profitability.
In determining to grant the award, the Compensation Committee reviewed the CEO’s existing compensation arrangements, including his outstanding equity awards, the progress achieved under his leadership against the Company’s strategic objectives, and the multi-year execution still required to deliver the full value of that strategy to stockholders. The Committee also considered the competitive landscape for chief executive talent at software companies of comparable scale and complexity, where strategic transformation is a persistent challenge. The Compensation Committee concluded that a one-time, supplemental performance award additive to the Company’s annual equity program and contingent on both continued service as CEO and substantial future stock price appreciation would further support the Company’s long-term strategic objectives.
Because the award is entirely at risk, and delivers value only if significant stock appreciation is achieved and sustained, the Compensation Committee believes it is structured to align directly with stockholder interests.
The information disclosed under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements,” as that term is defined under federal securities laws, including, but are not limited to, statements regarding the Company’s business strategy; the Company’s future stock price and the likelihood of achievement of the stock price hurdles; the anticipated retention and incentive effects of the award; and the anticipated impact of the award on the Company’s stockholders. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks, including without limitation risks relating to the achievement of the stock price hurdles and risks associated with long-term performance grants intended to motivate and retain key executives. As such, the Company’s actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed above and in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of PPSU Grant Notice and Award Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: August 19, 2026	By:	/s/ Jarrod Yahes
Jarrod Yahes
Senior Vice President, Chief Financial Officer